RETAIL TERMINAL PROCESSING AGREEMENT

THIS AGREEMENT is made this 1st day of February, 2003 ("Effective Date") by and between Cashbanx ("Customer") and ATM Financial Corp. ("ATM").

WHEREAS ATM wishes to be the exclusive provider of certain electronic funds transfer services to Customer for the locations listed in Schedule A attached hereto, and ATM agrees to provide such services as more fully described herein:

AND WHEREAS all capitalized terms have the meanings set forth in Schedule B;

NOW THEREFORE in consideration of the mutual covenants and promises contained herein, ATM and Customer agree as follows:

1.   SERVICES

1.1 ATM shall provide Customer with the connectivity services and other related services described and listed in Schedule C attached hereto.

1.2 ATM agrees to mail, fax or transmit to Customer acceptable and usable monthly reports of services provided at the Customer's ATMs

2.   EXCLUSIVITY AND SCOPE OF AGREEMENT

2.1 Exclusivity. Customer agrees to use ATM as the exclusive provider for the locations included in this Agreement and for the services described in section
1.1 above during the term of this Agreement and any successive term. For the purposes of this Article 2 "Customer" shall include Canadian Coin Machine Distributors Ltd. and any affiliate thereof.

2.2 Scope of Agreement. This Agreement sets forth the respective rights and obligations of Customer and ATM with respect to ATM providing electronic funds transfer services to (i) Customer (and its affiliates) for any ATM owned, leased or in the possession or control of and placed by Customer for Customer's own benefit; and (ii) with respect to ATMs acquired by Customer for resale to third parties, whether directly or by a distributor.

3.   FEES

3.1  Surcharge Fees.  Surcharge fees will be as set out in Schedule C.

3.2 Taxes. All charges hereunder are exclusive of applicable federal and provincial taxes and Customer shall pay, or reimburse ATM for, any such taxes that may be levied upon the services rendered under this Agreement, other than taxes levied on or based upon ATM's ownership of property or net income.

4.   CONFIDENTIAL INFORMATION SERVICE MARKS

4.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" shall include all proprietary information supplied by either party to the other party following execution of this Agreement when such information is designated in writing as "confidential" by the party supplying the information. The party receiving the Confidential Information shall keep, and shall require its employees, agents, representatives and consultants who are given access to Confidential Information to keep any such information confidential. Neither party shall disclose Confidential Information to a third party or use it for its own benefit, except as expressly permitted in writing by the providing party or except as required to perform this Agreement. Disclosure of Confidential Information to the employees, agents, representatives or consultants of the party receiving such information, or to any other party permitted under this Agreement shall be on a need-to-know basis only. The parties agree that information shall not be confidential to the extent that such information:

     (a) is already known to the receiving party at the time it is obtained from the providing party;

     (b) is or becomes publicly known through no wrongful act of the receiving party;

     (c) is rightfully received by the receiving party from a third party without restriction and without breach; or

     (d) is independently developed by the receiving party without any confidential information of the other party.

4.2 No Licence Intended. Nothing contained in this Agreement shall be deemed to give any rights by way of licence or otherwise to either party to the confidential or proprietary information or trade secrets of the other party.

5.   DUE CARE AND LIABILITY

5.1  Ordinary Care.

     (a) ATM will use ordinary care in implementing the services to be provided hereunder and will, at ATM's expense, correct any errors that are due solely to ATM personnel. However, the expense of correcting such errors incurred by ATM shall be only the responsibility of ATM occasioned by its performance or non-performance of its obligations under this Agreement, and Customer agrees to accept the corrections of errors by ATM as its sole and exclusive remedy. Customer may not assert any claim against ATM after one
     (1) year from the date that Customer has or should have had knowledge of the facts giving rise to such a loss.

     (b) IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, ADDITIONAL OR PUNITIVE DAMAGES OF THE OTHER OR ANY OTHER SIMILAR LIABILITY ARISING OUT OF ANY BREACH OF THIS AGREEMENT.

6.   TERMS AND TERMINATION

6.1 Initial Term and Renewal. The original term of this Agreement shall commence on the Effective Date and continue for a period of five (5) years and shall be known as the "Initial Term". Any equipment added to Schedule A of this Agreement shall be bound by this agreement and the date installed shall become the Effective Date. The Agreement will automatically renew for a successive three (3) year period at the end of the Initial Term of this Agreement and at the end of each renewal term until the Agreement is terminated by either party giving written notice of termination to the other party at least ninety (90) calendar days before the end of the Initial Term or before the end of any renewal thereof. Such termination shall not in any way affect the terms of any other agreement between the Customer and ATM.

6.2 Termination for Default. If not terminated sooner in accordance with the terms hereof either the Customer or ATM may terminate this Agreement upon default of the other party under this Agreement and failure of such defaulting party to cure such default within ninety (90) calendar days after receipt of written notice specifying the event of default claimed. If such default is not cured within such ninety (90) day period, the terminating party may give immediate written notice of termination at any time thereafter.

6.3 Termination Upon Insolvency. The Customer or ATM may terminate this Agreement forthwith upon notice to the other party if:

     (a) either party applies for or consents to the appointment of, or the taking of possession by, a receiver or receiver/manager, custodian, administrator, trustee, liquidator or other similar official for a party or for all or any part of its business; or,

     (b) either party commits an act of bankruptcy or makes a general assignment for the benefit of creditors or a proposal under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or a similar statute of Canada or of any province or territory thereof or any other jurisdiction; or,

     (c) either party institutes any proceeding seeking to adjudicate itself bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief of composition of itself or its debt under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors or at common law or in equity; or,

     (d)  any proceeding against either party:

          (i)  has adjudicated it a bankrupt or insolvent;

          (ii) has resulted in the liquidation, dissolution, winding up, reorganization,

          (iii)       has   resulted  in  an  appointment  of  a   receiver   or
          receiver/manager for a party or for all or any material part of a party's assets and such appointment has not been stayed or discharged by it within ten (10) days from the date made.

6.4 Payment Due Upon Termination. Upon any termination of this Agreement, all monies owing by Customer to ATM or by ATM to Customer, together with any and all interest accrued and unpaid thereon, shall be due and payable at the time of termination. Notwithstanding termination of this Agreement, the Customer shall be responsible for the settlement of all of the Customer's customers' accounts including all those back items through Interac and any other affiliate Networks, in accordance with Interac regulations, and all monies owing to ATM as a consequence of Interac trace-back transactions.

7.   MISCELLANEOUS

7.1 Entire Agreement. This Agreement and the Schedules attached hereto constitute the entire understanding between the parties with respect to the subject matter hereof, and supersedes all past agreements between the parties with respect to the subject matter hereof whether verbal or in writing. All such past agreements are expressly agreed to be void and of no continuing effect from and after the Effective Date.

7.2 Binding Nature and Assignments. This Agreement shall be binding on the parties and their successors and assigns but neither party may assign this Agreement without the prior written consent of the other, except to a wholly owned subsidiary, the parent, or a wholly owned subsidiary of the parent of the assigning party.

7.3 Notices. All notices, orders, directives, requests or other written communications required or permitted to be given or sent pursuant to this Agreement, shall be deemed given if sent by facsimile, mailed by Canadian Postal Service, registered or certified, return receipt requested, postage prepaid, and addressed as follows:

          If to ATM:

          3400 - 666 Burrard Street
          Vancouver, British Columbia  V6C 2X8

          Attention:  Arthur L.T. Davis

          If to Customer:

          444 Fairway Street
          Coquitlam, BC
          V3K 4G2

          Attention:  Ms. Nancy Goulet

Any party may at any time change its address for notification purposes by mailing aforesaid a notice thereof setting forth the new address, and the date on which the new address shall be effective.

7.4   Waiver.   This Agreement shall not be deemed or construed to be  modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendments signed by the parties hereto.

7.5 Relationship of Parties. ATM is providing the System and its services only as an independent contractor. ATM does not undertake by this Agreement or otherwise to perform any obligation of the Customer, whether regulatory or contractual.

7.6 Approvals, Consents, etc. Where agreement, approval, acceptance or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

7.7 Legal Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding in addition to any other relief to which it may be entitled.

7.8    Governing   Law.    The   construction,  enforceability,   validity   and
interpretation of this Agreement shall be in accordance with the laws of the Province of British Columbia.

7.9 Interac. The provisions in this Agreement are not to be interpreted so as to constitute in any manner whatsoever the Customer as a member of Interac.

7.10  Currency.   All  dollar amounts stated herein shall be  Canadian  currency unless specifically stated otherwise.

7.11  Schedules.   The Schedules attached to this agreement,  "A"  through  "C", inclusive, form a part of this Agreement and are to be construed as such.

CASHBANX                      ATM FINANCIAL CORP.



By: /s/Nancy Goulet           By: /s/ Arthur Davis